SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                 April 25, 2002
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



 Delaware                  0-28538                    13-5630895
--------------------------------------------------------------------------------
(State or other           (Commission                (IRS Employer
 jurisdiction of           File Number)               Identification
 incorporation)                                       Number)



1999 Broadway, Suite 4300, Denver, CO                      80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:           Other Events

     On April 25, 2002 the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant of its first quarter 2002 financial results.


Item 7:     Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

            Item No.    Exhibit List
            --------    --------------------------------------------------------

            99.1        Press Release dated April 25, 2002 issued by Registrant.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     TITANIUM METALS CORPORATION
                                     (Registrant)


                                     By: /s/ Joan H. Prusse
                                         -------------------------------
                                         Joan H. Prusse
                                         Vice President, Deputy General Counsel
                                           and Secretary


Date: April 25, 2002

                                                                    EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                              CONTACT:

Titanium Metals Corporation                         Mark A. Wallace
1999 Broadway, Suite 4300                           Executive Vice President
Denver, Colorado 80202                               and Chief Financial Officer
                                                    (303) 296-5615


                   TIMET ANNOUNCES FIRST QUARTER 2002 RESULTS

     DENVER, COLORADO . . . April 25, 2002 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported a loss excluding special items for the first quarter of 2002 of $8.6 million, or $.27 per share, compared to a loss excluding special items in the first quarter of 2001 of $3.1 million, or $.10 per share. Including special items, the Company reported a net loss of $36.1 million, or $1.14 per share, for the first quarter 2002 compared to a net loss of $.12 per share for the first quarter 2001.

     Sales of $104.4 million in the first quarter of 2002 were 16% lower than the year-ago period. The decrease resulted principally from a 16% decrease in mill product sales volume, a 37% decrease in melted product sales volume and changes in product mix, partially offset by 6% and 8% increases in mill and melted product selling prices, respectively (mill product selling prices expressed in U.S. dollars using actual foreign currency exchange rates prevailing during the respective periods). In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices increased 7% from the year-ago period.

     As compared to the fourth quarter of 2001, mill product sales volume in the first quarter of 2002 decreased 9%, while selling prices expressed in U.S. dollars increased 3%. In billing currencies, mill product selling prices also increased 3%. Melted product sales volume decreased 35% in the first quarter of 2002 as compared to the fourth quarter of 2001 while melted product selling prices increased 1%.

     The Company's backlog at the end of March 2002 was approximately $175 million compared to $225 million at the end of December 2001 and $290 million at the end of March 2001. The decline in the backlog principally reflects the continuing effects of the slowdown in the commercial aerospace sector and build up of excess inventory in the supply chain.

     During the first quarter of 2002, the Company recorded a special charge of $27.5 million to general corporate expense related to its investment in Special Metals Corporation ("SMC"). On March 27, 2002, SMC and its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. As a result, the Company undertook an assessment of its investment in SMC and recorded the special charge for an other than temporary decline in the fair value of its investment in SMC, reducing the Company's carrying amount of its investment in SMC to zero.

     Special items recorded in the first quarter of 2001 related to a $1.0 million pre-tax charge for the previously reported tungsten matter and a $.2 million pre-tax credit for a reduction in the restructuring accrual.

     J. Landis Martin, Chairman and Chief Executive Officer of TIMET, said, "Although the writedown of our investment and other developments related to SMC are disappointing, this does not affect our liquidity or near term cash flows. We will strive to recover as much value as possible for our shareholders through SMC's reorganization process. Regarding our aerospace business, we continue to believe that aerospace demand for titanium will begin to recover over the next two years. However, we are conscious of the meaningful risks posed by the continuing war on terrorism and conflicts in the Middle East. Although certain recently reported data indicates a modest level of improvement in the aerospace industry, adverse world events could affect the timing of the commercial aerospace recovery and have broader economic consequences. Accordingly, although we certainly intend to continue to invest in our core aerospace business and emerging markets, we intend to do so within sound financial parameters." Mr. Martin continued, "We now expect our sales revenue in 2002 to approximate $375 million. Unfortunately, at this level, we expect a loss, before special charges, for the full year of 2002 of approximately $40 million."

     The statements in this release and the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers and the Company under their long-term agreements, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), possible disruption of business or increases in the cost of doing business resulting from war or terrorist activities and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements. The financial information contained in this release is subject to future correction and revision and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time, filed with the Securities and Exchange Commission.

     As previously announced, TIMET will host a conference call to discuss its first quarter results on April 25, 2002 at 10:30 a.m. EDT. On the conference call will be J. Landis Martin, Chairman and Chief Executive Officer, and Mark A. Wallace, Chief Financial Officer. Participants can access the call by dialing
(800) 450-0788 (domestic) or (612) 332-0418 (international). Information on replays of this call can be found under "What's New" on TIMET's website.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.

                                    o o o o o


                           TITANIUM METALS CORPORATION

                 SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
            (In millions, except per share and product shipment data)

                                                                                         Three Months Ended
                                                                                             March 31,
                                                                               ---------------------------------------
                                                                                     2002                  2001
                                                                               ------------------    -----------------

Net sales                                                                      $       104.4         $       124.0
Cost of sales                                                                           99.3                 116.7
                                                                               ------------------    -----------------

Gross margin                                                                             5.1                   7.3

Selling, general, administrative and development expense                                10.4                  10.7
Other income                                                                              .6                   1.4
Restructuring credit                                                                     -                     (.2)
                                                                               ------------------    -----------------

     Operating loss                                                                     (4.7)                 (1.8)

General corporate income (expense)                                                     (28.1)                  1.7
Interest expense                                                                          .8                   1.5
                                                                               ------------------    -----------------

     Pretax loss                                                                       (33.6)                 (1.6)

Income tax benefit                                                                      (1.5)                  (.6)
Minority interest - Convertible Preferred Securities,
  net of tax in 2001                                                                     3.3                   2.2
Other minority interest, net of tax                                                       .7                    .4
                                                                               ------------------    -----------------

     Net loss                                                                  $       (36.1)        $        (3.6)
                                                                               ==================    =================

Basic and diluted loss per share                                               $       (1.14)        $        (.12)
                                                                               ==================    =================

Basic and diluted weighted average shares outstanding                                    31.6                  31.4

Mill product shipments:
  Volume (metric tons)                                                                  2,685                 3,185
  Average price ($ per kilogram)                                               $        29.70        $        29.45

Melted product shipments:
  Volume (metric tons)                                                                    645                 1,030
  Average price ($ per kilogram)                                               $        15.45        $        14.25



                           TITANIUM METALS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)


                                                                                   March 31,           December 31,
                                                                                     2002                  2001
                                                                               ------------------    -----------------
ASSETS                                                                            (unaudited)

Current assets:
  Cash and cash equivalents                                                    $         5.9         $        24.5
  Receivables, less allowance of $2.7                                                   85.2                  89.3
  Inventories                                                                          192.8                 185.0
  Prepaid expenses and other                                                             7.8                   9.9
                                                                               ------------------    -----------------

     Total current assets                                                              291.7                 308.7

Investment in joint ventures                                                            21.2                  20.6
Preferred securities of Special Metals Corporation                                       -                    27.5
Property and equipment, net                                                            267.6                 275.3
Goodwill and other intangible assets, net                                               53.4                  54.1
Other                                                                                   13.1                  13.2
                                                                               ------------------    -----------------

     Total assets                                                              $       647.0         $       699.4
                                                                               ==================    =================

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and current maturities of long-term debt and
     capital lease obligations                                                 $         2.3         $         2.0
  Accounts payable                                                                      34.2                  44.4
  Accrued liabilities                                                                   39.8                  41.8
  Customer advance payments                                                             29.4                  33.2
  Other                                                                                  1.5                    .9
                                                                               ------------------    -----------------

     Total current liabilities                                                         107.2                 122.3

Long-term debt and capital lease obligations                                            21.5                  19.3
Accrued OPEB and pension cost                                                           38.5                  39.7
Other                                                                                    8.5                  10.0
                                                                               ------------------    -----------------

     Total liabilities                                                                 175.7                 191.3

Minority interest - Company-obligated mandatorily
  redeemable preferred securities of subsidiary trust holding
  solely subordinated debt securities                                                  201.3                 201.3
Other minority interest                                                                  9.2                   8.7
Stockholders' equity                                                                   260.8                 298.1
                                                                               ------------------    -----------------

     Total liabilities, minority interest and stockholders' equity             $       647.0         $       699.4
                                                                               ==================    =================